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                                                             EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Wyndham Hotel Corporation on Form S-8 (SEC File No. 333-____) of our reports dated March 8, 1996 and February 27, 1996, on our audits of the financial statements and schedule of Wyndham Hotel Corporation and Garden Hotel Associates L.P., respectively as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, appearing in the registration statement on Form S-1 (SEC File No. 333-2214) of Wyndham Hotel Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.




/s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
July 18, 1996